UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2007
WRIGHT MEDICAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification No.)

5677 Airline Road, Arlington, Tennessee		38002

(Address of principal executive offices)		(Zip Code)
(901) 867-9971
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1: UNDERWRITING AGREEMENT
EX-4.1: INDENTURE
EX-99.1: NEWS RELEASE
EX-99.2: NEWS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On November 19, 2007, Wright Medical Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Company agreed to sell up to $200,000,000 aggregate principal amount of Convertible Senior Notes Due 2014 (the “Notes”) in a public offering. J.P. Morgan Securities Inc. acted as the sole book-running manager and Piper Jaffray & Co. and Wachovia Capital Markets, LLC were co-managers for the offering. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
     The closing of the offering of the Notes occurred on November 26, 2007. The Notes and the common stock of the Company (the “Common Stock”) issuable upon conversion of the Notes have been registered with the Securities and Exchange Commission on a Registration Statement on Form S-3 (Registration No. 333-147487).
     Indenture
     The Notes are governed by an Indenture (the “Indenture”), dated as of November 26, 2007, between the Company and The Bank of New York, as trustee (the “Trustee”). A copy of the Indenture and a form of the Note are attached hereto as Exhibits 4.1 and 4.2, respectively, and each is incorporated herein by reference.
     The Notes will bear interest at the rate of 2.625% per annum. Interest on the Notes is payable on June 1 and December 1 of each year, beginning on June 1, 2008. The Notes will mature on December 1, 2014 (the “Maturity Date”).
     Holders of the Notes may convert their Notes into shares of the Common Stock at the applicable conversion rate at any time on or prior to the close of business on the business day immediately preceding the Maturity Date. The conversion rate will initially be 30.6279 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $32.65 per share of Common Stock. The conversion rate will be subject to adjustment upon the occurrence of specified events.
     Beginning on December 6, 2011, the Company may redeem for cash the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date, if the closing sale price of Common Stock has exceeded 140% of the conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the date of mailing of the notice of redemption.
     Upon a fundamental change, the holders, subject to certain circumstances, may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to

100% of the principal amount of the Notes, plus accrued and unpaid interest, including additional interest, if any, to, but excluding the fundamental change purchase date.
     The Indenture contains customary terms and covenants that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to the Company or any of its subsidiaries, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.
     The foregoing summaries of the Underwriting Agreement and the Indenture are qualified in their entirety by reference to the full text of such documents.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Indenture” regarding the Notes is incorporated into this Item 2.03 of this Current Report on Form 8-K.
Item 8.01 Other Events.
     On November 19, 2007, the Company issued a press release announcing its proposed offering of the Notes, a copy of which is attached hereto as Exhibit 99.1.
     On November 19, 2007, the Company issued a press release announcing the pricing and increase in size of the offering of the Notes, a copy of which is attached hereto as Exhibit 99.2.
 Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1	Underwriting Agreement, dated as of November 19, 2007, between Wright Medical Group, Inc. and J.P. Morgan Securities Inc., as Representative of the several underwriters.

Exhibit 4.1	Indenture, dated as of November 26, 2007, between Wright Medical Group, Inc. and The Bank of New York, as trustee.

Exhibit 4.2	Form of Note (included in Exhibit 4.1 hereto)

Exhibit 99.1	Press Release of Wright Medical Group, Inc., dated November 19, 2007.

Exhibit 99.2	Press Release of Wright Medical Group, Inc., dated November 19, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2007	WRIGHT MEDICAL GROUP, INC.
	By:	/s/ Gary D. Henley
	Name:	Gary D. Henley
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated as of November 19, 2007, between Wright Medical Group, Inc. and J.P. Morgan Securities Inc., as Representative of the several underwriters.

Exhibit 4.1	Indenture, dated as of November 26, 2007, between Wright Medical Group, Inc. and The Bank of New York, as trustee.

Exhibit 4.2	Form of Note (included in Exhibit 4.1 hereto)

Exhibit 99.1	Press Release of Wright Medical Group, Inc., dated November 19, 2007.

Exhibit 99.2	Press Release of Wright Medical Group, Inc., dated November 19, 2007.